EXHIBIT 99.1

For Information Contact:
Jerry F. Wells, Jr., CPA
Executive Vice President & CFO
UCI Medical Affiliates, Inc.
Office: 803-782-4278
Jerry.wells@DoctorsCare.com

April 25, 2007

For Immediate Release

UCI Medical Affiliates, Inc. Announces New Board Member

Columbia, SC –UCI Medical Affiliates, Inc. announces Ann Thomas Burnett joined its board of directors on April 20, 2007. Burnett is Vice President of the Health Network Services division of BlueChoice HealthPlan of South Carolina, Inc., a subsidiary of Blue Cross and Blue Shield of South Carolina. She will serve a three-year term on the UCI board. With the addition of Burnett, UCI increases its number of board members from seven to eight.

“The UCI Board of Directors offers a broad range of expertise that has strengthened us in fulfilling our mission of providing exemplary healthcare,” said Dr. Michael Stout, President and CEO of UCI Medical Affiliates, Inc. “Ms. Burnett’s background and talents bring a special perspective to our current team.”

About UCI:

UCI Medical Affiliates, Inc. is a healthcare organization providing non-medical management and administrative services for a network of freestanding medical centers. Currently UCI manages 56 centers including 34 operating as Doctors Care in South Carolina, one as Doctors Care in Knoxville, TN, 18 as Progressive Physical Therapy Services in South Carolina, one as Luberoff Pediatrics in Lexington, SC, one as Carolina Orthopedic & Sports Medicine in West Columbia, SC, and one as Doctors Wellness Center in Forest Acres, SC.

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